                                                                    Exhibit 10.3
                                                                       EXHIBIT A


                      3-DIMENSIONAL PHARMACEUTICALS, INC.

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT


     This Series B Preferred Stock Purchase Agreement (the "Agreement") is made as of October 11, 1996 by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation, having a place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, Pennsylvania 19341, U.S.A. (the "Company"), and Merck KGaA, a German corporation, having a place of business at Frankfurter Strasse 250, 64271 Darmstadt, Germany ("Merck").

                                  Background
                                  ----------

     The Company and Merck have entered into a Collaborative Research and License Agreement (the "Collaborative Agreement") dated as of the date hereof. In connection with the Collaborative Agreement, Merck has agreed to acquire 1,000,000 shares of Series B Preferred Stock (as hereinafter defined) of the Company.

                                  Witnesseth:
                                  ----------

     1.   Authorization and Sale of the Shares.
          ------------------------------------

          1.1  Authorization of the Shares.  The Company has authorized the
               ---------------------------
issuance and sale to Merck of 1,000,000 shares (the "Shares") of its Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). The Series B Preferred Stock has the rights provided for in the Terms of Series B Preferred Stock attached hereto as Exhibit A (the "Series B
                                               ---------
Preferred Stock Terms") and incorporated herein. The Series B Preferred Stock Terms have been included in an amendment and restatement of the Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company. The shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company issuable upon conversion of the Shares are hereinafter referred to as the "Conversion Shares." The Shares and the Conversion Shares are hereinafter collectively referred to as the "Securities."

          1.2  Sale of Shares.  Subject to the terms and conditions hereof,
               --------------
Merck will purchase the Shares at a purchase price of $2.25 per share, payable at the Closing by wire transfer in immediately available funds to the account designated by the Company in Exhibit B hereto and incorporated herein.
                             ---------

     2.   Closing Date.  The closing of the purchase and sale of the Shares to
          ------------
Merck hereunder (the "Closing") shall be held at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan

                                                                       EXHIBIT A


Square, Philadelphia, Pennsylvania, 19103, simultaneously with the execution and delivery of this Agreement, or at such other time and place as the Company and Merck may agree. The date of the Closing is referred to herein as the "Closing Date."

     3.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to Merck as of the date hereof and as of the Closing Date as follows:

          3.1  Organization and Standing.  The Company has been duly
               -------------------------
incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          3.2  Corporate Power; Authorization.  The Company has all requisite
               ------------------------------
legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Shares and to carry out and perform all of its obligations hereunder. This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally and (iii) rights to indemnification and contribution hereunder may be limited by applicable law. The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Certificate of Incorporation, the Company's bylaws, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound.

          3.3  Stockholder Approval.  The holders of Series A-1 Preferred Stock
               --------------------
(as defined below), voting separately as a single class in accordance with the terms of the Certificate of Incorporation, have approved the designation of the Series B Preferred Stock and the amendment to the Certificate of Incorporation increasing the authorized capital stock of the Company and establishing the Series B Preferred Stock Terms. In addition, the holders of Series A-1 Preferred Stock and Common Stock, voting together as a single class in accordance with the terms of the Certificate of Incorporation and the Delaware General Corporation Law, as amended, have approved the amendment to the Certificate of Incorporation increasing the authorized capital stock of the Company.

          3.4  Series A-1 Preferred Stock Waiver.  The holders of Series A-1
               ---------------------------------
Preferred Stock have waived their rights pursuant to Section 4 of the Stockholders' Agreement to purchase Series B Preferred Stock contemporaneously with the Closing of this Agreement upon the same terms and conditions as are set forth herein and in the Series B Preferred Stock Terms.

          3.5  Capitalization.  As of the date hereof, the authorized capital
               --------------
stock of the Company is 28,358,152 shares, consisting of 16,019,076 shares of Common Stock and 7,005,086 shares of Series A-1 Convertible Preferred Stock, par value $.001 per share (the "Series A-1 Preferred Stock"), 4,333,990 shares of Series A-2 Convertible Preferred Stock, par value $.001 per

                                                                       EXHIBIT A

share (the "Series A-2 Preferred Stock, and together with the Series A-1 Preferred Stock, the "Series A Preferred Stock"), and 1,000,000 shares of Series B Preferred Stock. The issued and outstanding shares of capital stock of the Company as of the date hereof are set forth in Schedule 3.5 hereto.

          3.6  Shares; Conversion Shares.  The Company has full corporate power
               -------------------------
and authority to sell the Shares on the terms and conditions contemplated herein, and when so sold against payment therefor as provided herein, the Shares will be validly authorized and issued, fully paid and nonassessable and will have the rights, preferences and privileges described in the Series B Preferred Stock Terms. The issuance and delivery of the Shares is not subject to preemptive or any similar rights of the stockholders of the Company or any liens or encumbrances arising through the Company, except such preemptive or similar rights as will have been waived prior to the Closing hereunder; and when the Conversion Shares are issued in accordance with the Series B Preferred Stock Terms, they will be validly issued and outstanding, fully paid and nonassessable and free of any liens or encumbrances arising through the Company.

     4.   Representations and Warranties of Merck.  Merck represents and
          ---------------------------------------
warrants to the Company as of the date hereof and as of the Closing Date as follows:

          4.1  Investment Representations.  Merck is aware of the Company's
               --------------------------
business affairs and financial condition, has had an opportunity to ask questions, review documents and gather information about the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Merck has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities. Merck is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

          4.2  Investment Intent.  Merck is purchasing the Securities for
               -----------------
investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Merck understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Merck's investment intent as expressed herein. Merck is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          4.3  No Legal, Tax or Investment Advice.  Merck understands that
               ----------------------------------
nothing in this Agreement or any other materials presented to Merck in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Merck has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

          4.4  Corporate Power; Authority.  Merck has all requisite legal and
               --------------------------
corporate power and has taken all requisite corporate action to execute, deliver and perform it obligations under this Agreement. This Agreement has been duly authorized, executed and delivered on behalf

                                                                       EXHIBIT A

of Merck and constitutes the valid and binding agreement of Merck, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally and (iii) rights to indemnification and contribution hereunder may be limited by applicable law.

     5. Restrictions on Transfer and Registration Rights.
        ------------------------------------------------

          5.1  Restrictions on Transferability.  The Securities shall not be
               -------------------------------
transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to the transfer agent with respect to the Securities in order to enforce the foregoing restrictions. The following provisions shall govern the transfer of the Securities:

          5.1.1 Merck, and any other holder of any Securities by acceptance thereof, agrees that, prior to any transfer of any Securities, such holder will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 5.1. Each such notice shall contain (i) a statement setting forth the intention of such holder's prospective transferee with respect to its retention or disposition of such Securities, and (ii) unless waived by the Company, an opinion of counsel for such holder (who may be the inside or staff counsel employed by such holder), as to the necessity or non-necessity for registration under the Securities Act and applicable state securities laws in connection with such transfer and stating the factual and statutory bases relied upon by counsel. The following provisions shall then apply:

          5.1.1.1 If in the opinion of counsel for the Company the proposed transfer of such Securities may be effected without registration or qualification under the Securities Act and any applicable state securities laws, then the registered holder of such Securities shall be entitled to transfer such Securities in accordance with the intended method of disposition specified in the statement delivered by such holder to the Company.

          5.1.1.2 If in the opinion of counsel for the Company the proposed transfer of such Securities may not be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, the registered holder of such Securities shall not be entitled to transfer such Securities until the requisite registration or qualification is effective.

          5.1.2. Each certificate evidencing the Securities issued upon such transfer (and each certificate evidencing any untransferred balance of such Securities) shall bear the legend set forth in Section 5.2 hereof unless (i) in the opinion of counsel (reasonably acceptable to the Company) addressed to the Company the registration of future transfers is not required by the applicable provisions of the Securities Act or applicable state securities laws; (ii) the Company shall have waived the requirement of such legend; or (iii) in the reasonable opinion of counsel to the

                                                                       EXHIBIT A


Company, such transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws.

          5.2  Restrictive Legends.  Each certificate representing Securities
               -------------------
shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

          THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY HOLDERS) ARE BOUND BY THE TERMS OF A SERIES B PREFERRED STOCK PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

     5.3  Registration of Shares.
          ----------------------

          5.3.1  Registration on Demand.  Merck will have the right, on one
                 ----------------------
occasion after the expiration of 12 months after the Company has completed an initial public offering of the Common Stock, to require the Company to file a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act to register the resale of the Conversion Shares, or if Form S-3 is not available, to otherwise effect the registration under the Securities Act of the resale of the Conversion Shares. The Company shall not be obligated to file and cause to become effective any Registration Statement within a period of four months after the date of a request for registration pursuant to this Section 5.3.1 if, at the time of such request, the filing of such registration statement would, as determined in good faith by a majority of the Board, be seriously detrimental to the Company or its stockholders or adversely affect a material financing project or a material proposed or pending acquisition, merger or other similar corporate transaction to which the Company is or expects to be a party, provided that such right of the Company to delay a request for registration may be exercised by the Company not more than once in any one-year period.

          5.3.2.  Piggyback Registration.  If the Company at any time proposes
                  ----------------------
to register any

                                                                       EXHIBIT A


of its securities under the Securities Act (other than a registration effected on either Form S-4 or S-8, or similar or successor forms) for the purpose of selling such securities to the public whether for its own account or for the account of any of its security holders or both, the Company shall each such time promptly give written notice to Merck of its intention so to do. Upon the written request of Merck given within 15 days after such notice (which request shall state the number of Conversion Shares to be disposed of by Merck and, if such offering is not underwritten, the intended method of disposition of such Conversion Shares by Merck), the Company will use its best efforts to cause promptly all Conversion Shares of which registration is requested to be registered or qualified under the Securities Act or any other applicable federal or state law or regulation so as to permit the sale or other disposition thereof in accordance with Merck's written request. If the registration is to be effected in connection with an underwritten offering,

               5.3.2.1 Merck shall be required to sell the Conversion Shares through the underwriter(s);

               5.3.2.2 Merck (together with the Company) shall enter into an underwriting agreement with the managing underwriter in the form customarily used by such underwriter; and

              5.3.2.3. if the managing underwriter thereof determines that the total number of shares of the Common Stock to be sold in such offering should be limited due to market conditions or otherwise, subject to any preferential registration rights of the holders of Series A Preferred Stock set forth in the Stockholders Agreement (the "Preferential Registration Rights"), the reduction in the total number of shares offered shall be made by first excluding any shares of selling stockholders who are not holders of contractual rights to have such shares registered under the Securities Act, and then, if necessary, by excluding pro rata (based on the number of shares held by each of such security holders) the Conversion Shares to be sold by Merck and the holders of other contractual rights to have such shares registered pursuant to agreements comparable to this Section 5.3.2 before any reduction is made in the total number of shares to be sold pursuant thereto by the Company and any holders of Preferential Registration Rights;

provided, however, that the Company may exclude all Conversion Shares from
--------  -------
registration in connection with the Company's initial public offering in its sole discretion, whether or not such exclusion is required in the opinion of the managing underwriter.

                                                                       EXHIBIT A


   5.4  About Registration.
        ------------------

          5.4.1. The Company shall pay all Registration Expenses (as hereinafter defined) in connection with any registration, qualification or compliance hereunder, and Merck shall pay all Selling Expenses (as hereinafter defined) and other expenses that are not Registration Expenses relating to the securities ("Registrable Securities") resold by Merck. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions of this Agreement, including without limitation all federal and state registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for Merck.

          5.4.2. In the case of any registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities and keep such Registration Statement effective until the securities covered by such Registration Statement have been sold, but in no event longer than 180 days;
(ii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Merck from time to time may reasonably request; (iii) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and (iv) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Conversion Shares is originally sold and (B) all other states specified in writing by Merck, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

          5.4.3. Merck shall furnish to the Company such information regarding it and the distribution proposed by it as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance described herein. Merck shall represent that such information is true and complete.

   5.5  Expiration of Registration Rights.  Notwithstanding anything to
        ---------------------------------
the contrary contained herein, the registration rights granted hereunder and the Company's obligations under this Section 5 will expire on the earlier of (i) the expiration of the five-year period commencing 12 months after the Company has completed an initial public offering of the Common Stock and (ii) the date on which all of the Conversion Shares can be sold freely without restriction under the Securities Act.

                                                                       EXHIBIT A


     5.6. Indemnification and Contribution.
          --------------------------------

          5.6.1. The Company agrees to indemnify and hold harmless Merck from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Merck may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any claim by a third party asserting any untrue statement of a material fact or omission of a material fact contained in a Registration Statement, on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in such Registration Statement, and the Company will, as incurred, reimburse Merck for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be
                             --------  -------
liable in any such case to the extent that such loss, claim, damages or liability arises out of, or is based upon (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of Merck for use in preparation of such Registration Statement or (ii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to Merck prior to the pertinent sale or sales by Merck.

          5.6.2. Merck agrees to indemnify and hold harmless the Company and its successors, assigns, officers, directors, employees, stockholders, agents and affiliates from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any claim by a third party asserting (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of Merck for use in preparation of such Registration Statement, provided that Merck shall not be liable in any such case for (i) any untrue statement included in any prospectus which statement has been corrected, in writing, by Merck and delivered to the Company before the sale from which such loss occurred or (ii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to Merck prior to the pertinent sale or sales by Merck, and Merck will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

          5.6.3. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.6, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal

                                                                       EXHIBIT A

expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

          5.6.4. The obligations of the Company and Merck under this Section 5 shall be in addition to any liability which the Company and Merck may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or Merck within the meaning of the Securities Act.

      5.7. Transfer of Registration Rights.  The right to sell Registrable
           -------------------------------
Securities pursuant to a Registration Statement described herein may not be assigned or transferred by Merck.

      5.8. Lock-Up Upon Initial Public Offering.  Merck agrees that, in the
           ------------------------------------
event the Company proposes to conduct an underwritten initial public offering of the Common Stock at a time at which Merck remains the holder of at least fifty percent of the Securities, Merck will agree to be a party and subject to any lock-up agreement with the underwriter(s) for such initial public offering with respect to the sale, transfer, conversion or other disposition of the Securities, which lock-up agreement will contain no more restrictive terms and conditions than those to which the Company's then current directors, officers and significant stockholders will be subject in connection therewith.

     6.   Miscellaneous.
          -------------

          6.1. Expenses.  The Company and Merck shall each pay its own expenses
               --------
incurred in connection with the negotiation, execution and performance of this Agreement.

          6.2. Waivers and Amendments.  With the written consent of the Company
               ----------------------
and the record holders of more than fifty percent of the Shares then outstanding, the terms of this Agreement may be waived or amended.

          6.3. Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware, without giving effect to the conflicts of laws provisions thereof.

          6.4. Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by the Company or Merck and the Closing.

          6.5. Successors and Assigns.  The provisions hereof shall inure to the
               ----------------------
benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (specifically including successors in interest to the Shares).

                                                                       EXHIBIT A

          6.6.  Entire Agreement.  This Agreement constitutes the full and
                ----------------
entire understanding and agreement between the parties with regard to the subject hereof.

          6.7.  Notices, etc.  All notices and other communications required or
                -------------
permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to Merck, at the address set forth at the beginning of this Agreement or at such other address as Merck shall have furnished the Company in writing, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to Merck in writing.

          6.8.  Severability of this Agreement.  If any provision of this
                ------------------------------
Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6.9.  Titles and Subtitles.  The titles of the paragraphs and
                --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          6.10. Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                                                       EXHIBIT A


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                              3-DIMENSIONAL PHARMACEUTICALS, INC.



                              By:     /s/ Thomas P. Stagnaro
                                    _________________________________
                                    Name:
                                    Title:



                              MERCK KGaA



                              By:     /s/ J. Sombroek
                                    _________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A

B.   TERMS OF SERIES B PREFERRED STOCK
     ---------------------------------

     The Series B Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

   6.11.  Dividends.
          ---------

      6.11.1 Dividends are payable on the Series B Preferred Stock, when, as and if declared by the Board of Directors.

      6.11.2 So long as any Series B Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock unless prior thereto or simultaneously therewith any dividends and distributions previously declared on the Series B Preferred Stock shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or obligations the payment of which is backed by United States Obligations sufficient for the payment thereof.

      6.11.3 If the Board of Directors declares dividends or other distributions (other than on Liquidation (as hereinafter defined)) on the Common Stock in cash, property or securities (including Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (including Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution at the same rate and in the same form on the Series B Preferred Stock so that the Series B Preferred Stock participates equally with the Series A Preferred Stock and the Common Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series B Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

   6.12.  Rights on Liquidation, Dissolution, Winding-up.
          ----------------------------------------------

        6.12.1. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a "Liquidation"), whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the holders of the Common Stock (the "Common Stockholders") or any other class or series of stock ranking on Liquidation junior to the Series B Preferred Stock, the holders of Series B Preferred Stock ("Series B Preferred Stockholders"), subject to the rights of any series of preferred stock ranking senior to the Series A Preferred Stock and the Series B Preferred Stock, shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, $2.25 per share (as appropriately adjusted for any combinations or divisions or similar recapitalizations affecting the Series B Preferred Stock after the Original Series B Issuance Date (as hereinafter defined)) (the "Series B Liquidation Preference"), whether from capital, surplus or earnings, plus an amount equal to any declared but unpaid dividends thereon. Upon the occurrence of a Liquidation, the Series B Preferred

Stock shall rank pari passu with the Series A Preferred Stock and any other
                 ---- -----
series of preferred stock hereinafter created which ranks pari passu with the
                                                          ---- -----
Series A Preferred Stock (the "Pari Passu Preferred Stock").
                               ---- -----

       6.12.2. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, the Series B Preferred Stockholders and the holders of

Pari Passu Preferred Stock the full amounts to which they shall be entitled, the
---- -----
Series A Preferred Stockholders, the Series B Preferred Stockholders and the holders of Pari Passu Preferred Stock shall share ratably in any distribution of
           ---- -----
assets in proportion to the amounts payable to them if all amounts payable with respect to such shares on Liquidation were paid in full.

       6.12.3. In the event of any Liquidation, so long as the Series A Preferred Stockholders are entitled to distributions pursuant to Section A.2(c), after payment shall have been made to the Series A Stockholders, the Series B Preferred Stockholders and the holders of Pari Passu Preferred Stock of the full amount to which they shall be entitled pursuant to Section B.2(a), with respect to each other class or series of capital stock (other than Common Stock) ranking on Liquidation junior to the Series A Preferred Stock, the Series B Preferred Stock and the Pari Passu Preferred Stock (in descending order of seniority), the
              ---- -----
Series A Preferred Stockholders, the Series B Preferred Stockholders and the holders of Pari Passu Preferred Stock, as a class, shall be entitled to receive
           ---- -----
an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed among the Series A Preferred Stockholders, the Series B Preferred Stockholders and the holders of Pari Passu Preferred Stock in an equal amount per share of the Series A Preferred Stock, the Series B Preferred Stock and the Pari Passu Preferred Stock then outstanding. If, upon any Liquidation, the
---- -----
assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, the Series B Preferred Stockholders and the holders of Pari Passu Preferred Stock and a class
                                          ---- -----
Preferred Stock, the Series B Preferred Stock and the Pari Passu Preferred Stock
                                                      ---- -----
the full amounts to which they shall be entitled pursuant to the immediately preceding sentence, the Series A Preferred Stockholders, the Series B Preferred Stockholders and the holders of Pari Passu Preferred Stock and such other class
                                ---- -----
or series of capital stock shall share ratably in any distribution of assets according to the respective preferential amounts fixed for the Series A Preferred Stock, the Series B Preferred Stock and the Pari Passu Preferred Stock
                                                      ---- -----
and such junior class or series of capital stock which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

        6.12.4. In the event that after payment of the full amount to which the Series A Preferred Stockholders, Series B Preferred Stockholders and the holders of Pari Passu Preferred Stock shall be entitled as aforesaid, cash or other
   ---- -----
property remains, such remaining proceeds shall be distributed pro rata among
                                                               --- ----
the Series A Preferred Stock, the Series B Preferred Stock, the Pari Passu
                                                                ---- -----
Preferred Stock and the Common Stock. For purposes of determining its proportional share of the cash or other property, each share of the Series B Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

    6.13. Voting.
          ------

          6.13.1 General.  In addition to the rights otherwise provided for
                 -------
herein or by law, the Series B Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the holders of any other class or series entitled to vote on such matters and the Common Stockholders, as one class on all matters submitted to a vote of Stockholders, in the same manner and with the same effect as the Series A Preferred Stockholders and the Common Stockholders. In any such vote, each share of Series B Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series B Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

          6.13.2 Protective Provision.  So long as any Series B Preferred Stock
                 --------------------
is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of Series B Preferred Stockholders of record that hold at least a majority of the outstanding Series B Preferred Stock, voting as a separate class, amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series B Preferred Stock.

    6.14. Conversion.
          ----------

          6.12.1. Right to Convert.
                  ----------------

          6.14.1.1. Any Series B Preferred Stockholder shall have the right, at any time or from time to time, prior to the closing date of the Corporation's first Underwritten Offering in which all of the then outstanding shares of Series A Preferred Stock are converted in connection therewith, to convert any or all of its shares of Series B Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series B Preferred Stock equal to the quotient of the Series B Liquidation Preference divided by the Series B Preferred Conversion Price for that share (as defined in Section B.4(d)) (as last adjusted and then in effect) rounded to one-tenth of a share.

          6.14.1.2. Any Series B Preferred Stock that remains unconverted on such closing date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the closing date in accordance with Section B.4(a)(i). After the closing date all rights of holders of shares of Series B Preferred Stock with respect to Series B Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section B.4, shall cease and the shares of Series B Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

             The Corporation shall promptly send by first-class mail, postage prepaid, to each Series B Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

             Holders of Series B Preferred Stock converted into shares of Common Stock pursuant to this Section B.4 shall be entitled to payment of any declared but unpaid dividends payable with respect to such shares of Series B Preferred Stock, up to and including the Series B Conversion Date (as defined in Section B.4(b) below) or the closing date, as the case may be.

        6.14.2. Mechanics of Conversion.
                -----------------------

             6.14.2.1. Any Series B Preferred Stockholder that exercises its right to convert its shares of Series B Preferred Stock into Common Stock shall deliver the certificate(s) for the shares to be converted ("Series B Preferred Certificate"), duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

          6.14.2. Each Series B Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate(s) for the shares of Common Stock ("Common Certificate") are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made ("Series B Conversion Date").

          6.14.2.3. As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a check or cash for any fractional interest in a share of Common Stock, as provided in Section B.4(c) below, and for any declared but unpaid dividends, payable with respect to the converted shares of Series B Preferred Stock, up to and including the Series B Conversion Date or the closing date set forth in Section B.4(a)(i), as the case may be.

          6.14.2.4. The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the applicable Series B Conversion Date or the closing date set forth in Section B.4(a)(i), as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series B Preferred Conversion Price shall be that
          --------
in effect on the Series B Conversion Date or such closing date, as the case may be.

          6.14.2.5. Upon conversion of only a portion of the shares covered by a Series B Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Series B Preferred Certificate, a new Series B Preferred Certificate representing the number of unconverted shares of Series B Preferred Stock from the Series B Preferred Certificate so surrendered.

          6.14.3.  Issuance of Common Stock on Conversion.
                   --------------------------------------

          6.14.3.1. If a Series B Preferred Stockholder shall surrender more than one Series B Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

          6.14.3.2 No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

          6.14.4  Conversion Price; Adjustment.  The Series B Preferred
                  ----------------------------
Conversion Price shall initially be equal to the Series B Liquidation Preference and shall be subject to adjustment from time to time as follows:

          6.14.4.1. If the Corporation shall at any time after the original issuance of the first share of Series B Preferred Stock (the "Original Series B Issuance Date") fix a record date for the subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision or split-up (or the date of such subdivisions or split-up, if no record date is fixed), the Series B Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

          6.14.4.2. If, at any time after the Original Series B Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series B Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          6.14.4.3. If, at any time after the Original Series B Issuance Date, there shall be any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights (or the qualifications, limitations or restrictions, if any) of the Series B Preferred Stock) (an "Extraordinary Transaction"), the Series B Preferred Conversion Price with respect to the Series B Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series B Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series B Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section B.4(d)(iii) shall similarly apply to successive Extraordinary Transactions.

          6.14.4.4. All calculations under this Section B.4(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

          6.14.4.5. As used herein, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days ending on the fifth (5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty
(30) business day period) as follows:

          If the Common Stock is listed or admitted for trading on a national securities exchange, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case, on the principal national exchange on which the Common Stock is listed or admitted to trading.

          If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or, if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day.

          If, on any day in question, the security shall not be listed or admitted to trading on a national securities exchange or quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.

          If the Common Stock is not traded in such manner that the quotations referred to in this clause (v) are available for the period required hereunder, the Current Market Price shall be determined by the Board of Directors of the Corporation.

          6.14.4.6. In any case in which the provisions of this Section B.4(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section B.4(c) above; provided, however, that the
                                                --------  -------
Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

          6.14.5. Notice of Adjustments.
                  ---------------------

          6.14.5.1. Whenever the Series B Preferred Conversion Price shall be adjusted as provided in Section B.4(d) above, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series B Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series B Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent, by first-class, certified mail, return receipt requested, postage prepaid, to each Series B Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of clause (ii) below.

          6.14.5.2. In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii) or (iii) of Section B.4(d) above, the Corporation shall give notice to each Series B Preferred Stockholder, in the manner set forth in Section B.4(e)(i) above, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series B Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          6.14.6. Transfer Taxes.  The Corporation shall pay all documentary,
                  --------------
stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B Preferred Stock; provided, however, that
                                                      --------  -------
the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

          6.14.7. Reservation of Common Stock.  The Corporation shall at all
                  ---------------------------
times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

          6.14.8. Status of Common Stock.  All shares of Common Stock which may
                  ----------------------
be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by Corporation.

    6.15.  Miscellaneous.
           -------------

           6.15.1 Shares of Series B Preferred Stock are not subject to or entitled to redemption or the benefit of a sinking fund.

          6.15.2. Converted shares of Series B Preferred Stock shall not be reissued but shall be retired. Upon the retirement of converted shares the capital of the Corporation shall be reduced.

          6.15.3. The shares of the Series B Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Restated Certificate of Incorporation of the Corporation, as amended from time to time.

C.   COMMON STOCK
     ------------

     1.   Voting.
          ------

          Series A Preferred Stockholders, Series B Preferred Stockholders, any other class or series of capital stock entitled to vote and Common Stockholders shall vote together as one class on all matters submitted to a vote of Stockholders, except that Series A Preferred Stockholders are entitled, in addition, to vote as a separate class on the matters described in Section A.4(b) and (c), and Series B Preferred Stockholders are entitled, in addition, to vote as a separate class on the matters described in Section B.3(b). Each Common Stockholder shall be entitled to one vote for each share of Common Stock held on all matters as to which Common Stockholders shall be entitled to vote. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and any other class or series of capital stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of Title 8 of the Delaware Code.